Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-231116 on Form S-8 of our report dated June 13, 2019, appearing in this Annual Report on Form 11-K of Eversource 401k Plan for the years ended December 31, 2018 and 2017.

By:  /s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut
June 13, 2019